UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 14, 2010
Jefferies Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14947	95-4719745

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

520 Madison Ave., New York, New York	10022

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 212-284-2550

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On July 14, 2010, Jefferies Group, Inc. (the “Company”) entered into a purchase agreement (the “Agreement”) with Jefferies & Company, Inc. whereby $150 million aggregate principal amount of 6.875% Senior Notes due 2021 (the “Notes”) were sold pursuant to the Company’s Shelf Registration Statement on Form S-3, as amended (File No. 333-160214). The closing occurred on July 19, 2010. A copy of the opinion issued by legal counsel to the Company with respect to the validity of the $150 million aggregate principal amount of 6.875% Senior Notes due 2021 issued at the closing is filed as Exhibit 5.1 hereto. The notes were offered as additional notes under an indenture, as supplemented by a supplemental indenture, pursuant to which the Company issued $400 million principal amount of the Notes on June 28, 2010.
The foregoing summary of the Agreement is qualified in its entirety by reference to the text of the Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
The following exhibit is filed with this report:

Number	Exhibit
4.1	Global Note

4.2	Officers’ Certificate establishing the terms of the Notes

5.1	Opinion of Morgan Lewis & Bockius LLP

10.1	Purchase Agreement dated July 14, 2010 between Jefferies Group, Inc. and Jefferies & Company, Inc.

23.1	Consent of Morgan Lewis & Bockius LLP (included in its opinion as Exhibit 5.1)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jefferies Group, Inc.
Date: July 19, 2010	/s/ Roland T. Kelly
Roland T. Kelly
Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Global Note

4.2	Officers’ Certificate establishing the terms of the Notes

5.1	Opinion of Morgan Lewis & Bockius LLP

10.1	Purchase Agreement dated July 14, 2010 between Jefferies Group, Inc. and Jefferies & Company, Inc.

23.1	Consent of Morgan Lewis & Bockius LLP (included in its opinion as Exhibit 5.1)